UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2008

Keystone Automotive Operations, Inc.

(Exact Name of Registrant As Specified In Charter)

Pennsylvania	333-112252	23-2950980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Tunkhannock Avenue Exeter, Pennsylvania 18643
(Address of Principal Executive Offices, including Zip Code)

(800) 233-8321
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On February 7, 2008, Robert E. Taylor, Jr. resigned from his position as director of Keystone Automotive Operations, Inc., or the “Company,” and Gabriel Gomez was elected by the Company’s shareholder as a director of the Company, in replacement of Mr. Taylor. Gabriel Gomez is a Principal of Advent International Corporation which he joined in 2004. His private equity experience covers a broad range of industries including business services, healthcare, distribution, financial services and industrial products. Prior to joining Advent in 2004, he worked for three years at Summit Partners in its buyout group, and prior to that he was an investment banking associate at Bowles Hollowell Conner in its Aerospace & Defense group. Mr. Gomez is also a director of Kirkland’s Inc. and Synventive Molding Solutions LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Exeter, Pennsylvania on February 8, 2008.

Keystone Automotive Operations, Inc.
(Registrant)

By:	/s/ Edward H. Orzetti
Edward H. Orzetti Chief Executive Officer and President